Exhibit 99.1

Crowe Horwath LLP Independent Member Crowe Horwath International

INDEPENDENT AUDITOR’S REPORT

Board of Directors and Shareholders

First Southern Bancorp, Inc.

Boca Raton, Florida

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of First Southern Bancorp, Inc., which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2013, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Southern Bancorp, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2013 in accordance with accounting principles generally accepted in the United States of America.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Fort Lauderdale, Florida

March 14, 2014

First Southern Bancorp, Inc.

Consolidated Balance Sheets

December 31, 2013 and 2012

	December 31
(dollars in thousands, except per share data)	2013	2012
Assets
Cash and due from financial institutions	$154,969	$184,048
Federal funds sold	—	1,251

Total cash and cash equivalents	154,969	185,299
Investment securities available for sale	223,629	241,339
Investment securities held to maturity (fair value of $5,633 and $6,115 at December 31, 2013 and 2012, respectively)	5,907	6,045
Restricted equity securities	5,805	6,246
Loans	635,492	540,426
Allowance for loan losses	(12,876)	(20,174)

Net loans	622,616	520,252
Accrued interest receivable	2,003	7,501
Property and equipment, net	11,643	9,765
Bank-owned life insurance	2,529	2,463
Foreclosed real estate	32,546	42,910
Goodwill	23,713	23,713
FDIC indemnification asset	6,012	10,183
Core deposit intangible	594	831
Other assets	1,290	2,259

Total assets	$1,093,256	$1,058,806

Liabilities and Stockholders’ Equity
Liabilities
Noninterest-bearing deposits	$204,639	$187,128
Interest-bearing deposits	678,093	660,539

Total deposits	882,732	847,667
Accrued expenses and other liabilities	4,360	3,912
Subordinated debentures	9,000	9,000

Total liabilities	896,092	860,579
Stockholders’ equity
Preferred shares authorized 10,000,000 - 2013 and 2012;
Series C common equivalent convertible participating preferred stock, $1,000 per share liquidation, no dividend, 30,790 shares issued, 30,466 shares outstanding - 2013; 30,790 shares issued, 30,482 shares outstanding - 2012	30,466	30,482
Common stock, $0.01 par value per share;
Shares authorized 300,000,000 - 2013 and 2012,
issued: 20,048,392 and outstanding 19,859,166 - 2013,
issued: 20,048,392 and outstanding 19,869,011 - 2012	199	199
Additional paid-in capital	241,050	236,675
Treasury shares: 158,004 and 148,159 shares of common stock and 269 and 253 Series C common equivalents - 2013 and 2012, respectively	(2,866)	(2,818)
Retained deficit	(65,629)	(66,566)
Accumulated other comprehensive income (loss)	(6,056)	255

Total stockholders’ equity	197,164	198,227

Total liabilities and stockholders’ equity	$1,093,256	$1,058,806

See accompanying notes to consolidated financial statements.

First Southern Bancorp, Inc.

Consolidated Statements of Operations

Years Ended December 31, 2013, 2012, and 2011

	For the Year
(dollars in thousands, except per share data)	2013	2012	2011
Interest income
Loans, including fees	$31,981	$36,933	$43,335
Investment securities	4,110	3,638	4,063
Federal funds sold and other	683	613	484

Total interest income	36,774	41,184	47,882
Interest expense
Deposits	4,326	5,562	7,833
Federal Home Loan Bank advances	2	—	323
Subordinated debentures	281	298	283

Total interest expense	4,609	5,860	8,439

Net interest income	32,165	35,324	39,443
Provision for loan losses	(5,296)	7,303	5,546

Net interest income after provision for loan losses	37,461	28,021	33,897
Noninterest income
Service charges on deposit accounts	942	873	758
Accretion of FDIC indemnification asset	128	261	947
FDIC indemnification income	—	2,270	1,423
Other income	741	467	414

Total noninterest income	1,811	3,871	3,542
Noninterest expense
Salaries and employee benefits	16,155	15,352	19,846
Occupancy and equipment	4,053	3,918	3,713
Professional fees	2,304	1,070	1,803
Regulatory assessments	1,016	801	1,089
Data processing	2,112	1,545	1,933
Legal fees	209	465	1,616
Director fees	345	242	365
Foreclosed real estate	5,736	6,374	2,649
Loan related expense	2,539	7,603	3,107
Core deposit intangible amortization	237	333	466
Supplies	664	296	540
Other	2,965	4,720	4,522

Total noninterest expense	38,335	42,719	41,649

Income (loss) before income taxes	937	(10,827)	(4,210)
Income tax benefit	—	—	(312)

Net income (loss)	$937	$(10,827)	$(3,898)

Basic net income (loss) per common share	$0.05	$(0.54)	$(0.19)

Diluted net income (loss) per common share	$0.03	$(0.54)	$(0.19)

Basic weighted-average common shares outstanding	19,865,158	19,924,385	19,991,237

Diluted weighted-average common shares outstanding	31,749,432	19,924,385	19,991,237

See accompanying notes to consolidated financial statements.

First Southern Bancorp, Inc.

Consolidated Statements of Comprehensive Loss

Years Ended December 31, 2013, 2012, and 2011

	For the Year
(dollars in thousands)	2013	2012	2011
Net income (loss)	$937	$(10,827)	$(3,898)
Other comprehensive income (loss), before tax
Investment securities available for sale
Change in net unrealized gains (losses) during the period	(6,254)	(967)	973
Reclassification adjustment for gains on sales included in net income (loss)	(57)	(220)	(54)

Other comprehensive income (loss), before tax	(6,311)	(1,187)	919
Income tax expense (benefit) related to items of other comprehensive income (loss)	—	—	(312)

Other comprehensive income (loss), net of tax	(6,311)	(1,187)	607

Comprehensive loss	$(5,374)	$(12,014)	$(3,291)

See accompanying notes to consolidated financial statements.

FIRST SOUTHERN BANCORP, INC.

Consolidated Statements of Changes in Stockholders’ Equity

Years Ended December 31, 2013, 2012, and 2011

					Treasury Shares	Additional Paid-in Capital	Retained Deficit	Accumulated Other Comprehensive Income (Loss)	Total
	Series C
	Preferred Stock		Common Stock
(dollars in thousands, except share data)	Shares	Amount	Shares	Amount
Balance, January 1, 2011	30,707	$30,707	19,998,573	$200	$—	$379,847	$(51,841)	$835	$359,748
Net loss	—	—	—	—	—	—	(3,898)	—	(3,898)
Other comprehensive income, net of tax	—	—	—	—	—	—	—	607	607
Stock issued for stock-based compensation plans, net of repurchase and retirement	1	1	2,089	—	(362)	—	—	—	(361)
Stock-based compensation expense	—	—	—	—	—	4,410	—	—	4,410

Balance, December 31, 2011	30,708	30,708	20,000,662	200	(362)	384,257	(55,739)	1,442	360,506
Dividends paid ($4.69 per share common and $1,816 per share preferred)	—	—	—	—	—	(149,703)	—	—	(149,703)
Net loss	—	—	—	—	—	—	(10,827)	—	(10,827)
Other comprehensive loss	—	—	—	—	—	—	—	(1,187)	(1,187)
Stock issued for stock-based compensation plans, net of repurchase and retirement	(226)	(226)	(131,651)	(1)	(2,456)	2,418	—	—	(265)
Stock-based compensation expense	—	—	—	—	—	(297)	—	—	(297)

Balance, December 31, 2012	30,482	30,482	19,869,011	199	(2,818)	236,675	(66,566)	255	198,227
Net income	—	—	—	—	—	—	937	—	937
Other comprehensive loss	—	—	—	—	—	—	—	(6,311)	(6,311)
Proceeds from private placement escrow (Note 18)	—	—	—	—	—	4,000	—	—	4,000
Stock repurchases and retirements	(16)	(16)	(9,845)	—	(48)	(19)	—	—	(83)
Stock-based compensation expense	—	—	—	—		394	—	—	394

Balance, December 31, 2013	30,466	$30,466	19,859,166	$199	$(2,866)	$241,050	$(65,629)	$(6,056)	$197,164

See accompanying notes to consolidated financial statements.

First Southern Bancorp, Inc.

Consolidated Statements of Cash Flows

Years Ended December 31, 2013, 2012, and 2011

	For the Year
(dollars in thousands)	2013	2012	2011
Cash flows from operating activities
Net income (loss)	$937	$(10,827)	$(3,898)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	1,044	1,087	808
Amortization of core deposit intangible	237	333	466
Indemnification income and accretion	(128)	(2,531)	(2,370)
Provision for loan losses	(5,296)	7,303	5,546
Amortization of premium on securities, net of discount accretion	4,082	5,109	2,793
Net gains on sales of investment securities	(57)	(220)	(54)
Net gains on sales of SBA loans	(219)	—	—
Net (gains) losses on sales of foreclosed real estate	(1,034)	(62)	466
Net losses on sale or disposal of equipment	3	20	3
Deferred income taxes	—	—	(312)
Stock compensation expense (benefit)	394	(297)	4,410
Writedowns of foreclosed real estate	4,742	3,721	1,357
Increase in cash surrender value of bank-owned life insurance	(66)	(66)	(71)
Changes in assets and liabilities:
Accrued interest receivable and other assets	6,384	(401)	(3,303)
Accrued expenses and other liabilities	448	1,447	(9,167)

Net cash provided by (used in) operating activities	11,471	4,616	(3,326)
Cash flows from investing activities
Purchases of investment securities	(89,680)	(222,398)	(152,368)
Sales, maturities, and repayments of investment securities	97,192	111,734	134,280
Redemptions of restricted equity securities, net of purchases	441	2,075	1,187
Proceeds from sales of foreclosed real estate	25,160	22,378	20,397
Net cash received from FDIC loss-sharing agreements	4,299	18,473	70,657
Net cash acquired from acquisition	—	—	97,744
Purchase of residential mortgage loans	(45,715)	—	—
Proceeds from sales of USDA and SBA loans	3,387	—	—
Net (increase) decrease in loans	(73,025)	23,777	44,997
Purchases of property and equipment	(2,925)	(679)	(6,602)

Net cash provided by (used in) investing activities	(80,866)	(44,640)	210,292
Cash flows from financing activities
Net increase (decrease) in deposits	35,065	56,930	(154,593)
Proceeds from private placement escrow (Note 18)	4,000	—	—
Payment of dividends	—	(149,703)	—
Repayment of FHLB advances	—	—	(53,331)

Net cash provided by (used in) financing activities	39,065	(92,773)	(207,924)

Net increase (decrease) in cash and cash equivalents	(30,330)	(132,797)	(958)
Cash and cash equivalents, beginning of period	185,299	318,096	319,054

Cash and cash equivalents, end of period	$154,969	$185,299	$318,096

Supplemental disclosure of cash flow information
Interest paid	$4,558	$5,873	$8,502
Income taxes paid	—	—	—
Supplemental noncash disclosure
Transfer of loans to foreclosed real estate	18,504	32,593	29,685

See accompanying notes to consolidated financial statements.

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Principles of Consolidation: The consolidated financial statements include First Southern Bancorp, Inc. and its subsidiary, First Southern Bank (the Bank), collectively referred to as the “Company”. The Company owned 99.9% of the Bank at December 31, 2013 and 2012. Intercompany transactions and balances are eliminated in consolidation.

The Company provides financial services through its seventeen branch offices, six of which are located in South Florida, three of which are located in North Florida, and eight of which are located in Central Florida. The Company expanded into North Florida when it purchased the assets and assumed the liabilities of Haven Trust Bank in 2010 and into Central Florida when it purchased the assets and assumed the liabilities of First Commercial Bank in 2011. The Bank’s primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are land and construction, residential mortgage, commercial real estate, commercial and industrial, and installment loans. Substantially all loans are secured by specific items of collateral, including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. The customers’ ability to repay their loans is dependent on the real estate and general economic conditions in their respective markets.

Subsequent Events: The Company has evaluated subsequent events recognition or disclosures through March 14, 2014, which is the date the financial statements were available to be issued.

Use of Estimates: To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and future results could differ. The allowance for loan losses, fair value of other real estate owned, fair value of stock based compensation awards, deferred tax assets, fair values of financial instruments, goodwill, and the FDIC indemnification asset are particularly subject to change.

Cash Flows: Cash and cash equivalents include cash, deposits with other financial institutions with original maturities of less than 90 days, and federal funds sold. Net cash flows are reported for loan and deposit transactions. Net cash flows are reported for FDIC loss sharing agreements.

Securities: Debt securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Debt securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income. Nonmarketable equity securities, such as Federal Home Loan Bank stock, are carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value.

The Company evaluates securities for other-than-temporary impairment (OTTI) at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, and whether the Company has the intent to sell the security or it is more likely than not that it will be required to sell the security before its anticipated recovery. If either of the criteria regarding the intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which must be recognized in the income statement and 2) OTTI related to other factors, which is recognized in other comprehensive income.

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In analyzing an issuer’s financial condition, the Company considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuer’s financial condition.

Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage-backed securities where prepayments are anticipated. Gains and losses on sales are determined using the specific identification method.

Originated Loans: Loans, excluding acquired loans, that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of unearned interest, deferred loan fees and costs, and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

Interest income on loans is discontinued at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

The recorded investment in originated loans is the loan’s outstanding principal balance, net of partial charge offs and unamortized net deferred loan costs. The recorded loan balance does not include accrued interest receivable on loans.

Purchased Credit Impaired Loans (PCI Loans): As part of business acquisitions, the Company acquired certain loans that showed evidence of credit deterioration since origination. These acquired loans are recorded at the allocated fair value, such that there is no carryover of the seller’s allowance for loan losses. Such acquired loans are aggregated into pools based upon common risk characteristics and accounted for on a pooled basis. The Company established 6 pools in each of the two business acquisitions for a total of 12 loan pools. The Company estimates the amount and timing of expected cash flows for each of the 12 loan pools, and the expected cash flows in excess of the pool’s allocated fair value is recorded as interest income over the remaining life of the loan (accretable yield). The excess of the loan pool’s contractual principal and interest over expected cash flows is not recorded (nonaccretable difference). Over the life of each loan pool, expected cash flows continue to be estimated. If the present value of expected cash flows is less than the carrying amount, a loss is recorded through a provision for loan losses. If the present value of expected cash flows is greater than the carrying amount, it is recognized as part of future interest income.

Concentration of Credit Risk: Most of the Company’s business activities are with customers in Florida. Therefore, the Company’s exposure to credit risk is significantly affected by changes in real estate and the economy in Florida. At December 31, 2013, the Company had a total of $49.0 million invested in two short-term prime money market funds, one at Bank of New York Mellon and one at JP Morgan Chase. The Company has not experienced any losses in these accounts, but these funds are not FDIC insured.

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged-off.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired. The general component covers loans that are not impaired and is based on historical loss experience adjusted for current factors.

A loan is impaired when full payment under the loan’s contractual terms is not expected. Land and construction, commercial and industrial, and commercial real estate loans are individually evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

Loans for which the terms have been modified and for which the borrower is experiencing financial difficulties are considered troubled debt restructurings and are classified as impaired. Troubled debt restructurings are measured for impairment based upon the present value of estimated future cash flows using the loan’s existing rate at inception or at the fair value of collateral if repayment is expected solely from the collateral. For troubled debt restructurings that subsequently default, the Company determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses.

The general component covers non-impaired loans and is based on historical loss experience adjusted for current factors. The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Company over the most recent three years. This actual loss experience is supplemented with other economic factors based on the risks present for each portfolio segment. These economic factors include consideration of the following: levels of and trends in delinquencies and impaired loans; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; the quality of the loan review system; regulatory change; and effects of changes in credit concentrations.

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The following portfolio segments have been identified:

Commercial and Industrial—Borrowers may be subject to industry conditions including decreases in product demand; increasing material or other production costs that cannot be immediately recaptured in the sales or distribution cycle; interest rate increases that could have an adverse impact on profitability; non-payment of credit that has been extended under normal vendor terms for goods sold or services extended; interruption related to the importing or exporting of production materials or sold products. To monitor the risks, the Company reviews collateral values and the borrowers’ financial statements.

Commercial Real Estate—Owner Occupied—Subject to adverse market conditions that cause a decrease in market value; the potential for environmental impairment from events occurring on subject or neighboring properties; obsolescence in location or function. A weakened economy and resultant decreased consumer and/or business spending will have an adverse effect on credit quality. To monitor the risks, the Company reviews collateral values and the borrowers’ financial statements.

Commercial Real Estate—Non Owner Occupied—Subject to adverse market conditions that cause a decrease in market value or lease rates; the potential for environmental impairment from events occurring on subject or neighboring properties; obsolescence in location or function. To monitor the risks, the Company reviews collateral values, the borrowers’ financial statements, and rent rolls.

Commercial Real Estate—Multifamily—Subject to adverse market conditions that cause a decrease in market value or lease rates; the potential for environmental impairment from events occurring on subject or neighboring properties; obsolescence in location or function. Multifamily loans are also subject to adverse market conditions associated with a change in governmental or personal funding sources for tenants; over supply of units in a specific region; a shift in population; reputational risks. To monitor the risks, the Company monitors major employment changes, collateral values, the borrowers’ financial statements and rent rolls.

Land and Construction—Land and construction loans generally possess a higher inherent risk of loss than other real estate portfolio segments. A major risk arises from the necessity to complete projects within specified cost and time lines. Trends in the construction industry significantly impact the credit quality of these loans, as demand drives construction activity. In addition, trends in real estate values significantly impact the credit quality of these loans, as property values determine the economic viability of construction projects. To monitor the risk, the Company reviews collateral values for the specific types of property, the percentage of construction completed, and the borrowers’ financial statements.

Consumer and Other—Subject to adverse employment conditions in the local economy leading to increased default rate; decreased market values from oversupply in a geographic area; impact to borrowers’ ability to maintain payments. To monitor the risks, the Company monitors major employment changes in its lending area.

Purchased Credit Impaired—These acquired loans are generally segmented with the associated risks evaluated and monitored within each of the previously discussed portfolio segments.

Foreclosed Real Estate: Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for at the lower of cost or fair value less estimated costs to sell. If fair value declines subsequent to foreclosure an expense is recorded. Costs after acquisition are expensed.

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Bank Owned Life Insurance: The Company has purchased life insurance policies on certain existing and former directors. Bank owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.

Long-term Assets: Premises and equipment, leasehold improvements and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value.

FDIC Indemnification Asset: The FDIC indemnification asset represents the estimated amounts due from the FDIC related to the Loss Share Agreements, which were booked as of the acquisition date of Haven Trust Bank and First Commercial Bank. The estimate represents the discounted value of the FDIC’s portion of estimated losses we expect to realize on loans and other real estate (Covered Assets) acquired. As losses are realized on Covered Assets, the portion the FDIC pays the Company in cash for principal and up to 90 days of interest reduces the FDIC indemnification asset. On a quarterly basis, the Company evaluates the FDIC indemnification asset to determine if the estimated losses on covered assets support the amount recorded as FDIC loss share receivable.

In October 2012, the Financial Accounting Standards Board (FASB) issued guidance on the subsequent accounting for an indemnification asset recognized at the acquisition date as a result of a government assisted acquisition of a financial institution. When an entity recognizes such an indemnification asset and subsequently a change in the cash flows expected to be collected on the indemnification asset occurs as a result of a change in the cash flows expected to be collected on the indemnified asset, the guidance requires the entity to recognize the change in the measurement of the indemnification asset on the same basis as the indemnified assets. Any amortization of changes in value of the indemnification asset should be limited to the lesser of the term of the indemnification agreement and the remaining life of the indemnified assets. The amendments are effective for fiscal years beginning on or after December 15, 2012 and early adoption is permitted. The amendments are to be applied prospectively to any new indemnification assets acquired after the date of adoption and to indemnification assets existing as of the date of adoption arising from a government-assisted acquisition of a financial institution. The impact of this amendment on the consolidated financial statements had no effect since the Company’s prior accounting for the indemnification asset was consistent with this standard.

Goodwill and Other Intangible Assets: Goodwill is generally determined as the excess of the fair value of the consideration transferred, plus the fair value of any noncontrolling interests in the acquiree, over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but tested for impairment at least annually.

Intangible assets with definite useful lives are amortized over their estimated useful lives to their estimated residual values. Goodwill is the only intangible asset with an indefinite life on our balance sheet. Other intangible assets consist of core deposit intangible assets arising from the Haven Trust Bank and First Commercial Bank acquisitions. These core deposit intangibles were initially measured at fair value and are amortized on an accelerated method over their estimated useful lives, which is 7 years for both.

Transfers of Financial Assets: Transfers of financial assets are accounted for as sales, when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loan Commitments and Related Financial Instruments: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Benefit Plans: A 401(k) benefit plan allows employee contributions up to 15 percent of their compensation. During 2013, the Company matched employee contributions at the rate of 50 percent of the first four percent of the employee’s contributions. The Company’s matching contribution expense was $191,000 for 2013. No matching contributions were made in 2012 or 2011.

The Company has a plan that provides a death benefit to certain members of the Board of Directors in the aggregated amount of $645,000. This benefit is payable upon death only while in active service to the Company. This amount has not been recorded due to the uncertainty of the payment.

Stock-Based Compensation: Compensation cost is recognized for stock options/restricted stock units issued based upon the fair value of the award at the date of grant. Historically the Company has used a Black-Scholes model to estimate the fair value of stock options. For certain stock options granted during 2010, the fair value was estimated using a binomial lattice-based valuation model. The fair value of nonvested stock awards/stock units and deferred stock units is generally the market price of the Company’s stock on the date of grant. Compensation cost is recognized over the required service period, generally defined as the vesting period.

Employment Agreements: The Company has employment agreements with certain officers. The agreements range from one to three years in length.

Income Taxes: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

A tax position is recognized as a benefit only if it is “more likely than not” that the position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized will be the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the more-likely-than-not test, no tax benefit will be recorded.

The Company recognizes interest and penalties related to income tax matters in income tax expense.

Earnings (Loss) Per Common Share: Basic earnings (loss) per common share is net income (loss) available to common shareholders divided by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share includes the dilutive effect of additional potential common shares issuable under stock options, convertible preferred stock options, and convertible preferred stock.

Comprehensive Income (Loss): Comprehensive income (loss) consists of net income (loss) and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale, which are also recognized as separate components of stockholders’ equity.

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there are such matters that will have a material effect on the financial statements.

Restrictions on Cash: Regulatory reserve requirements were met with vault cash.

Dividend Restriction: Banking regulations require maintaining certain capital levels and limit the dividends paid by the bank to the holding company or by the holding company to shareholders. At December 31, 2013 and 2012, those restrictions precluded the payment of dividends to shareholders without prior regulatory approval.

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Reclassifications: Some items in the prior year financial statements were reclassified to conform to the current presentation. Reclassifications had no effect on prior year net loss or shareholders’ equity.

NOTE 2—ACQUISITIONS

Effective January 7, 2011, the Company acquired substantially all the assets and assumed substantially all the deposits of First Commercial Bank of Florida headquartered in Orlando, Florida (First Commercial Bank) through a purchase and assumption agreement, including loss-sharing (the FCB P&A Agreement) with the Federal Deposit Insurance Corporation (FDIC) dated as January 7, 2011. First Commercial Bank operated nine banking centers in Central Florida, which immediately became First Southern Bank branches. As a result of this acquisition, the Company expanded its customer base into Central Florida where there is a significant concentration of small businesses and entrepreneurs to enhance loan growth, deposit fee income, and reduce operating costs through economies of scale.

The acquisition was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. Both the purchased assets and liabilities assumed were recorded at their respective acquisition date fair values.

Pursuant to the FCB P&A Agreement, the Bank received a discount of $44.7 million on the net assets acquired and recognized goodwill of $23.6 million. As a result of this purchase, the Company incurred approximately $967,000 in acquisition related costs, which are reported in other operating expense on the 2011 statement of operations. All of the loans acquired are covered by a loss share agreement with the FDIC with the exception of $2.5 million in consumer loans, which were excluded from loss share coverage in the FCB P&A Agreement. In addition, all of the repossessed real estate (OREO) acquired is covered by the loss share agreement with the FDIC. The covered loans and OREO are collectively referred to as the “Covered Assets.” The Bank did not pay the FDIC a premium to assume the customer deposits.

Under and subject to the terms of the loss share agreement for acquired single family loans and covered assets, the FDIC is obligated to reimburse the Bank for 70% of the losses with respect to the unpaid legal balance beginning with the first dollar of loss incurred up to $5.9 million, 30% from $5.9 million to $9.9 million and 75%

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 2—ACQUISITIONS (Continued)

in excess of $9.9 million The Bank will reimburse the FDIC for its share of recoveries with respect to losses for which the FDIC paid the Bank a reimbursement under the loss sharing agreement. The loss sharing agreement applicable to single family residential mortgage loans provide for FDIC loss sharing and the Bank reimbursement to the FDIC for recoveries for ten years.

Under and subject to the terms of the loss share agreement for acquired non single family loans and covered assets, the FDIC is obligated to reimburse the Bank for 70% of the losses with respect to the unpaid legal balance beginning with the first dollar of loss incurred up to $95.8 million, 30% from $95.8 million to $160.4 million and 75% in excess of $160.4 million. The Bank will reimburse the FDIC for its share of recoveries with respect to losses for which the FDIC paid the Bank a reimbursement under the loss sharing agreement. The loss sharing agreement applicable to commercial loans and other covered assets provides for FDIC loss sharing for five years and the Bank reimbursement to the FDIC for eight years for recoveries.

As of the date of acquisition, the Company calculated the amount of reimbursements expected to be received from the FDIC using the present value of anticipated cash flows from the covered assets based on the credit adjustments estimated for each of the loans and the estimated losses on foreclosed assets. In accordance with ASC Topic 805, the FDIC indemnification asset was initially recorded at its fair value, and is measured separately from the loan assets and foreclosed assets because the loss sharing agreements are not contractually embedded in them or transferable with them in the event of disposal. The balance of the FDIC indemnification asset increases and decreases as the expected and actual cash flows from the covered assets fluctuates, as loans are paid off or impaired and as loans and foreclosed assets are sold. There are no contractual interest rates on this contractual receivable from the FDIC; however, a discount was recorded against the initial balance of the FDIC indemnification asset in conjunction with the fair value measurement as this receivable will be collected over the term of the loss sharing agreements. This discount will be accreted to non-interest income over future periods.

Acquired credit impaired loans are being accounted for pursuant to ASC Topic 310-30, which uses the effective yield method, and other acquired loans are being accounted for pursuant to ASC Topic 310-20, which uses the contractual yield. Acquired loans without specifically identified credit deficiency factors are referred to as Type B loans for disclosure purposes.

Acquired credit impaired loans were identified as loans that were nonaccrual, designated as Trouble Debt Restructured (TDR), graded “special mention” or “substandard,” and specifically identified loans graded better than “special mention” or “substandard” for which the primary source of repayment is expected to come from liquidation of collateral as opposed to repayment of contractual principal and interest. For this disclosure purpose, we refer to these loans as Type A loans.

The following table summarizes the total contractually required principal and interest cash payments, management’s estimate of expected total cash payments and the fair value of the loans as of the acquisition date.

	At January 7, 2011
(in thousands)	Type A Loans	Type B Loans	Total Loans
Contractually required principal and interest	$349,243	$208,550	$557,793
Nonaccretable difference	(143,891)	—	(143,891)

Cash flows expected to be collected	205,352	208,550	413,902
Accretable yield	(30,990)	(53,848)	(84,838)

Total acquired loans	$174,362	$154,702	$329,064

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 2—ACQUISITIONS (Continued)

Income on Type A acquired loans is recognized pursuant to ASC Topic 310-30. The portion of the fair value discount that has been described as an accretable yield is accreted into interest income over the estimated remaining life of the loans. The remaining nonaccretable difference represents cash flows not expected to be collected.

Income on Type B acquired loans is recognized pursuant to ASC Topic 310-20 and is recognized in accordance with the contractual loan agreement terms with each borrower. The related discount on Type B acquired loans will be amortized into income as the loan balances decrease due to principal repayments.

The operating results of the Company for 2011 include the operating results of the acquired assets and assumed liabilities since the acquisition date of January 7, 2011. Due primarily to the significant amount of fair value adjustments and the Loss Share Agreements now in place, historical results of First Commercial Bank are not believed to be relevant to the Company’s results, and thus no pro forma information is presented.

The following table presents the assets acquired and liabilities assumed at the acquisition date and as adjusted for purchase accounting adjustments for First Commercial Bank. All goodwill and core deposit intangibles included in the table are tax deductible over a 15-year period on a straight-line basis.

(in thousands)	Balances Acquired from FDIC	Fair Value Adjustments		As Recorded by First Southern Bank
First Commercial Bank of Florida Acquisition Date: January 7, 2011
Assets
Cash and cash equivalents	$97,744	$—		$97,744
Investment securities available for sale	180	—		180
Loans	466,610	(138,098	)(a)	328,512
Foreclosed real estate	18,377	(7,018	)(b)	11,359
FDIC indemnification asset	—	76,570	(c)	76,570
FHLB stock	3,917	—		3,917
Goodwill	—	23,641		23,641
Core deposit intangible	—	1,490	(d)	1,490
Accrued interest receivable	1,292	(722	)(a)	570
Other assets	79	—		79

Total assets acquired	$588,199	$(44,137)		$544,062

Liabilities
Deposits:
Noninterest bearing demand deposits	$31,125	$—		$31,125
Interest-bearing checking accounts	113,089	—		113,089
Interest-bearing savings accounts	3,806	—		3,806
Time deposits	358,365	—	(f)	358,365

Total deposits	506,385	—		506,385
FHLB advances	33,515	566	(e)	34,081
Other liabilities	3,596	—		3,596

Total liabilities assumed	$543,496	$566		$544,062

(a)	Adjustment reflects the fair value adjustments to loans and accrued interest receivable based on First Southern Bank’s evaluation of the acquired loan portfolio.

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 2—ACQUISITIONS (Continued)

(b)	Adjustment reflects the estimated OREO losses based on First Southern Bank’s evaluation of the acquired OREO portfolio.
(c)	Adjustment reflects the estimated fair value of payments First Southern Bank expects to receive from the FDIC under the loss share agreements.
(d)	Adjustment reflects the recording of the core deposit intangible on the acquired non-time deposit accounts.
(e)	Adjustment reflects the difference between the rates paid on FHLB advances acquired versus rates available on similar duration FHLB advances as of the acquisition date.
(f)	There was no adjustment to Time Deposits as those interest rates were reset to market interest rates.

NOTE 3—SECURITIES

The following table summarizes the amortized cost and fair value of available-for-sale and held-to-maturity securities, along with the corresponding amounts of gross unrealized gains and losses at December 31, 2013 and 2012.

Available-for-Sale Securities

	December 31, 2013
(in thousands)	Fair Value	Gross Unrealized Gains	Gross Unrealized Losses	Amortized Cost
Mortgage-backed securities	$178,585	$815	$4,910	$182,680
U.S. government-sponsored entities	20,502	1	1,083	21,584
Municipals	24,542	2	488	25,028

Total	$223,629	$818	$6,481	$229,292

	December 31, 2012
(in thousands)	Fair Value	Gross Unrealized Gains	Gross Unrealized Losses	Amortized Cost
Mortgage-backed securities	$228,973	$1,837	$1,204	$228,340
U.S. government-sponsored entities	10,046	46	—	10,000
Municipals	2,320	—	30	2,350

Total	$241,339	$1,883	$1,234	$240,690

Held-to-Maturity Securities

	December 31, 2013
(in thousands)	Fair Value	Gross Unrealized Gains	Gross Unrealized Losses	Amortized Cost
Mortgage-backed securities	$5,633	$—	$274	$5,907

	December 31, 2012
(in thousands)	Fair Value	Gross Unrealized Gains	Gross Unrealized Losses	Amortized Cost
Mortgage-backed securities	$6,115	$70	$—	$6,045

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 3—SECURITIES (Continued)

The following tables detail the gross unrealized losses and related fair values in the Company’s available-for-sale and held-to-maturity investment securities portfolios at December 31, 2013 and 2012. This information is aggregated by the length of time that individual securities have been in a continuous loss position. There were no held-to-maturity securities in an unrealized loss position at December 31, 2012.

Available-for-Sale Securities

	December 31, 2013
	Less Than 12 Months		12 Months or More		Total
(in thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Mortgage-backed securities	$93,502	$3,253	$45,398	$1,657	$138,900	$4,910
U.S. government-sponsored entities	19,501	1,083	—	—	19,501	1,083
Municipals	20,449	437	1,091	51	21,540	488

Total	$133,452	$4,773	$46,489	$1,708	$179,941	$6,481

	December 31, 2012
	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Mortgage-backed securities	$126,562	$1,204	$—	$—	$126,562	$1,204
Municipals	2,320	30	—	—	2,320	30

Total	$128,882	$1,234	$—	$—	$128,882	$1,234

Held-to-Maturity Securities

	December 31, 2013
	Less Than 12 Months		12 Months or More		Total
(in thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Mortgage-backed securities	$5,633	$274	$—	$—	$5,633	$274

Total	$5,633	$274	$—	$—	$5,633	$274

Mortgage-backed securities: At December 31, 2013 and 2012, the Company held mortgage-backed securities issued by governmental entities, such as the Federal National Mortgage Association (FNMA), the Government National Mortgage Association (GNMA) and the Federal Home Loan Mortgage Corporation (FHLMC). Because the decline in fair value is attributable to changes in interest rates and illiquidity, and not credit quality, and because the Company does not have the intent to sell these mortgage-backed securities and it is likely that it will not be required to sell the securities before their anticipated recovery, the Company does not consider these securities to be other-than-temporary impaired at December 31, 2013 or 2012.

At December 31, 2013, the Company also held a diversified group of commercial mortgage-backed securities, which were purchased during 2013. These commercial mortgage-backed securities are backed by highly diverse pools of loans, containing multi-family, office, warehouse, hotel, and other property types. All securities purchased were and continue to be rated AAA by at least one Nationally Recognized Statistical Rating

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 3—SECURITIES (Continued)

Organization (NSROs). In addition, due to their strong inherent credit quality, they qualify for 20% risk weighting treatment under current regulation. These securities are monitored monthly to identify unanticipated credit weakness of the underlying collateral and for changes in prepayment expectations that could adversely affect market value. Commercial mortgage-backed securities are included in the tables in this footnote as mortgage-backed securities. As of December 31, 2013, they had an amortized cost of $33.6 million and a fair value of $33.4 million.

Municipal securities: Unrealized losses on municipal securities have not been recognized into income because the issuers bonds are of high quality, and because management does not intend to sell these investments or more likely than not will not be required to sell these investments before their anticipated recovery. The fair value is expected to recover as the securities approach maturity.

The aggregate amortized cost and fair value of available-for-sale and held-to-maturity investment securities by remaining contractual maturity are shown below. Actual expected maturities differ from contractual maturities because issuers may have the right to call or prepay obligations. Mortgage-backed securities do not have a single maturity date, and are therefore, shown separately.

Available-for-Sale Investment Securities

	December 31
	2013		2012
(in thousands)	Fair Value	Amortized Cost	Fair Value	Amortized Cost
U.S. government-sponsored entities and municipals
Due within one year	$2,524	$2,524	$—	$—
Due after one but within five years	28,611	29,148	—	—
Due after five but within ten years	13,909	14,940	12,366	12,350
Mortgage-backed securities	178,585	182,680	228,973	228,340

Total	$223,629	$229,292	$241,339	$240,690

Held-to-Maturity Investment Securities

	December 31
	2013		2012
(in thousands)	Fair Value	Amortized Cost	Fair Value	Amortized Cost
Mortgage-backed securities	$5,633	$5,907	$6,115	$6,045

At December 31, 2013 and 2012, investment securities with a fair value of $75.7 million and $142.4 million, respectively, were pledged to secure lines of credit and public funds.

During 2013, 2012, and 2011, proceeds from the sales of securities were $27.8 million, $41.1 million, and $92.7 million, respectively. For 2013, the gross gains and gross losses on sale were $440,000 and $383,000, respectively. For 2012, the gross gains and gross losses on sale were $440,000 and $220,000, respectively. For 2011, the gross gains and gross losses on sale were $730,000 and $676,000, respectively.

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 4—LOANS

The following is a summary of the major components of loans at December 31, 2013 and 2012.

	December 31
	2013			2012
(in thousands)	Loans Subject to Loss-share Agreements	Loans Not Subject to Loss-share Agreements	Total	Loans Subject to Loss-share Agreements	Loans Not Subject to Loss-share Agreements	Total
Construction & land development	$19,583	$10,692	$30,275	$34,892	$9,151	$44,043
Multifamily	3,745	36,302	40,047	4,957	24,222	29,179
Commercial real estate:
Non-owner-occupied	72,720	283,971	356,691	96,331	180,841	277,172
Owner-occupied	56,212	44,473	100,685	75,135	46,053	121,188
Commercial & industrial	4,449	20,134	24,583	5,812	16,654	22,466
Consumer & other	24,023	59,188	83,211	32,640	13,738	46,378

	$180,732	$454,760	635,492	$249,767	$290,659	540,426
Allowance for loan losses			(12,876)			(20,174)

Total			$622,616			$520,252

During late 2013, the Company purchased $45.7 million of residential mortgage loans from the University of California Board of Regents, which included a premium of 3.50%, or $1.5 million. These loans are included as Consumer & Other, throughout these financial statements. The borrowers are employees of the University of California, and monthly principal and interest payments are made through payroll deduction. The loan purchase agreement provides the Board of Regents will repurchase or replace a loan upon a 60-day payment default, at the option of the Company. Because of this provision, and after evaluating the creditworthiness of the Board of Regents, the Company determined no allowance for loan losses was needed for this subsegment of the loan portfolio. As of December 31, 2013, the recorded investment of these purchased residential mortgage loans was $45.3 million.

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 4—LOANS (Continued)

The following tables outline the changes in the allowance for loan losses by portfolio segment, the allowances for loans individually and collectively evaluated for impairment, and the recorded investment of loans individually and collectively evaluated for impairment at and for the periods indicated.

Allowance for Loan Losses and Recorded Investment in Loans Receivable

	As of and for the Year Ended December 31, 2013
	Construction & Land Development		Commercial Real Estate				Purchased Credit Impaired
(in thousands)		Multifamily	Non Owner Occupied	Owner Occupied	Commercial & Industrial	Consumer & Other		Total
Allowance for Loan Losses
Beginning balance	$366	$217	$6,477	$1,370	$812	$323	$10,609	$20,174
Provision for loan losses	(428)	113	(641)	285	(561)	(195)	(3,869)	(5,296)
Charge-offs	(439)	—	(3,436)	(921)	(55)	(126)	—	(4,977)
Recoveries	713	—	1,878	92	100	192	—	2,975

Ending balance	$212	$330	$4,278	$826	$296	$194	$6,740	$12,876

Ending allowance balance for loans individually evaluated for impairment	$—	$—	$—	$—	$—	$1	$—	$1

Ending allowance balance for loans collectively evaluated for impairment	$212	$330	$4,278	$826	$296	$193	$—	$6,135

Ending allowance balance for purchased credit-impaired loans	$—	$—	$—	$—	$—	$—	$6,740	$6,740

Recorded Investment
Total period-end recorded investment	$30,275	$40,047	$356,691	$100,685	$24,583	$83,211	$—	$635,492

Recorded investment of loans individually evaluated for impairment	$3,403	$—	$9,325	$5,102	$—	$3,465	$—	$21,295

Recorded investment of loans collectively evaluated for impairment	$11,641	$38,548	$312,541	$69,891	$21,432	$68,263	$—	$522,316

Recorded investment of purchase credit-impaired loans	$15,231	$1,499	$34,825	$25,692	$3,151	$11,483	$—	$91,881

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 4—LOANS (Continued)

	As of and for the Year Ended December 31, 2012
	Construction & Land Development		Commercial Real Estate				Purchased Credit Impaired
(in thousands)		Multifamily	Non Owner Occupied	Owner Occupied	Commercial & Industrial	Consumer & Other		Total
Allowance for Loan Losses
Beginning balance	$1,023	$195	$3,421	$2,161	$2,359	$174	$4,346	$13,679
Provision for loan losses	(835)	27	1,358	894	(1,091)	687	6,263	7,303
Charge-offs	(597)	(5)	(851)	(1,804)	(721)	(1,730)	—	(5,708)
Recoveries	775	—	2,549	119	265	1,192	—	4,900

Ending balance	$366	$217	$6,477	$1,370	$812	$323	$10,609	$20,174

Ending allowance balance for loans individually evaluated for impairment	$17	$—	$3,056	$42	$68	$207	$—	$3,390

Ending allowance balance for loans collectively evaluated for impairment	$349	$217	$3,421	$1,328	$745	$115	$—	$6,175

Ending allowance balance for purchased credit-impaired loans	$—	$—	$—	$—	$—	$—	$10,609	$10,609

Recorded Investment
Total period-end recorded investment	$44,043	$29,179	$277,172	$121,188	$22,466	$46,378	$—	$540,426

Recorded investment of loans individually evaluated for impairment	$2,263	$—	$10,371	$5,315	$561	$1,396	$—	$19,906

Recorded investment of loans collectively evaluated for impairment	$14,831	$26,525	$222,494	$81,110	$18,662	$25,558	$—	$389,180

Recorded investment of purchase credit-impaired loans	$26,949	$2,654	$44,307	$34,763	$3,243	$19,424	$—	$131,340

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 4—LOANS (Continued)

	As of and for the Year Ended December 31, 2011
	Construction		Commercial Real Estate				Purchased
(in thousands)	& Land Development	Multifamily	Non Owner Occupied	Owner Occupied	Commercial & Industrial	Consumer & Other	Credit Impaired	Total
Allowance for Loan Losses
Beginning balance	$2,334	$395	$4,485	$2,319	$1,778	$735	$—	$12,046
Provision for loan losses	(864)	(127)	1,103	674	579	(165)	4,346	5,546
Charge-offs	(1,464)	(73)	(2,474)	(1,504)	(38)	(495)	—	(6,048)
Recoveries	1,017	—	307	672	40	99	—	2,135

Ending balance	$1,023	$195	$3,421	$2,161	$2,359	$174	$4,346	$13,679

Ending allowance balance for loans individually evaluated for impairment	$101	$—	$527	$316	$724	$2	$—	$1,670

Ending allowance balance for loans collectively evaluated for impairment	$16,996	$24,215	$194,090	$78,707	$18,939	$37,711	$—	$370,658

Ending allowance balance for purchased credit-impaired loans	$—	$—	$—	$—	$—	$—	$4,346	$4,346

Recorded Investment
Total period-end recorded investment	$69,065	$27,464	$253,117	$157,469	$29,039	$61,450	$—	$597,604

Recorded investment of loans individually evaluated for impairment	$2,160	$108	$11,170	$11,234	$2,850	$1,205	$—	$28,727

Recorded investment of loans collectively evaluated for impairment	$16,996	$24,215	$194,263	$78,707	$18,939	$37,878	$—	$370,998

Recorded investment of purchase credit-impaired loans	$49,909	$3,141	$47,684	$67,528	$7,250	$22,367	$—	$197,879

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 4—LOANS (Continued)

The following table presents information related to loans individually evaluated for impairment by class of loans as of and for the years ended December 31, 2013 and 2012:

Impaired Loans

	December 31, 2013
(in thousands)	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated	Average Recorded Investment	Interest Income Recognized	Cash Basis Interest Recognized
With no related allowance recorded
Construction & land development	$3,507	$3,403	$—	$4,380	$—	$—
Multifamily	—	—	—	—	—	—
Commercial real estate:
Non-owner-occupied	9,572	9,325		10,664	—	—
Owner-occupied	5,459	5,102	—	5,753	—	—
Commercial & industrial	—	—	—	—	—	—
Consumer & other	3,607	3,393	—	4,153	—	—

With an allowance recorded
Construction & land development	$—	$—	$—	$—	$—	$—
Multifamily	—	—	—	—	—	—
Commercial real estate:
Non-owner-occupied	—	—	—	—	—	—
Owner-occupied	—	—	—	—	—	—
Commercial & industrial	—	—	—	—	—	—
Consumer & other	72	72	1	72	—	—

Total	$22,217	$21,295	$1	$25,022	$—	$—

	December 31, 2012
(in thousands)	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated	Average Recorded Investment	Interest Income Recognized	Cash Basis Interest Recognized
With no related allowance
Construction & land development	$3,496	$1,936	$—	$1,678	$—	$—
Multifamily	—	—	—	—	—	—
Commercial real estate:
Non-owner-occupied	5,987	5,336	—	3,436	—	—
Owner-occupied	5,087	3,886	—	4,221	—	—
Commercial & industrial	—	—	—	—	—	—
Consumer & other	2,505	1,396	—	963	—	—

With an allowance recorded
Construction & land development	$327	$327	$17	$534	$—	$—
Multifamily	—	—	—	54	—	—
Commercial real estate:
Non-owner-occupied	4,035	5,035	3,057	7,335	—	—
Owner-occupied	1,388	1,351	42	4,015	—	—
Commercial & industrial	—	—	68	1,425	—	—
Consumer & other	750	639	207	658	—	—

Total	$23,575	$19,906	$3,391	$24,319	$—	$—

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 4—LOANS (Continued)

The following is a summary loan aging analysis.

Loan Aging Analysis

	December 31, 2013
	Past Due and Accruing				Total
(in thousands)	30-59 Days	60-89 Days	90 or More Days	Nonaccrual	Past Due & Nonaccrual	Current	Total Loans
Construction & land development	$1,174	$—	$2,185	$1,869	$5,228	$25,047	$30,275
Multifamily	—	338	—	—	338	39,709	40,047
Commercial real estate:
Non-owner-occupied	—	3,062	5,082	3,914	12,058	344,633	356,691
Owner-occupied	846	250	3,003	2,560	6,659	94,026	100,685
Commercial & industrial	30	1,413	220	—	1,663	22,920	24,583
Consumer & other	80	412	1,663	2,292	4,447	78,764	83,211

Total loans	$2,130	$5,475	$12,153	$10,635	$30,393	$605,099	$635,492

	December 31, 2012
	Past Due and Accruing				Total
(in thousands)	30-59 Days	60-89 Days	90 or More Days	Nonaccrual	Past Due & Nonaccrual	Current	Total Loans
Construction & land development	$215	$122	$18,870	$2,263	$21,470	$22,573	$44,043
Multifamily	1,131	267	1,953	—	3,351	25,828	29,179
Commercial real estate:
Non-owner-occupied	5,377	—	27,089	10,371	42,837	234,335	277,172
Owner-occupied	1,832	1,547	9,697	5,315	18,391	102,797	121,188
Commercial & industrial	10	80	83	561	734	21,732	22,466
Consumer & other	1,693	208	10,451	1,396	13,748	32,630	46,378

Total loans	$10,258	$2,224	$68,143	$19,906	$100,531	$439,895	$540,426

All loans past due 90 days and still accruing interest at December 31, 2013 and 2012, are loans covered by loss share agreements and are accreting income pursuant to ASC Topic 310-30.

Troubled Debt Restructurings:

During 2013, 2012, and 2011, the terms of certain loans were modified as troubled debt restructurings. Certain loans were modified that did not meet the definition of a troubled debt restructuring as the modification was a delay in a payment that was considered to be insignificant. In order to determine whether a borrower is experiencing financial difficulty, an evaluation is performed of the probability the borrower will be in payment default on any of its debt in the foreseeable future without the modification. This evaluation is performed under the Company’s internal underwriting policy.

The modification of the terms of such loans included one or a combination of the following: a reduction of the stated interest rate of the loan; an extension of the maturity date at a stated rate of interest lower than the current market rate for new debt with similar risk; or a permanent reduction of the recorded investment in the loan.

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 4—LOANS (Continued)

Modifications involving a reduction of the stated interest rate of the loan were for periods ranging from three months to two years. Modifications involving an extension of the maturity date were for periods ranging from three months to one year.

The Company had $29,000 of specific reserves on loans on which the terms have been modified in troubled debt restructurings at December 31, 2013. There were no specific reserves on troubled debt restructurings at December 31, 2012. The Company was not committed to lend any additional amounts as of December 31, 2013 and 2012 to customers with outstanding loans that are classified as troubled debt restructurings.

The following table is a summary of troubled debt restructurings by classification and status at December 31, 2013 and 2012.

	At December 31
	2013				2012
	Performing		Nonperforming		Performing		Nonperforming
(dollars in thousands)	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment
Construction & land development	3	$1,534	3	$240	1	$101	13	$6,610
Commercial real estate:					—	—	1	267
Non-owner-occupied	10	5,411	3	2,878	—	—	7	3,376
Owner-occupied	7	2,045	6	1,317	2	1,251	6	2,696
Commercial & industrial	—	—	—	—	1	3	1	80
Consumer & other	6	1,035	11	689	—	—	11	1,397

Total loans	26	$10,025	23	$5,124	4	$1,355	39	$14,426

A loan is considered to be in payment default once it is 90 days contractually past due under the modified terms. The following table presents loans by class modified as troubled debt restructurings for which there was a payment default during the years indicated.

Troubled Debt Restructurings Within the Past Twelve Months that Subsequently Defaulted

	For the Year
	2013		2012		2011
(dollars in thousands)	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment
Construction & land development	1	$52	—	$—	—	$—
Multifamily	—	—	—	—	—	—
Commercial real estate:
Non-owner-occupied	1	1,075	—	—	1	276
Owner-occupied	2	439	1	101	1	1,260
Commercial & industrial	—	—	—	—	—	—
Consumer & other	5	384	2	133	2	132

Total loans	9	$1,950	3	$234	4	$1,668

The troubled debt restructurings that subsequently defaulted resulted in charge-offs of $155,000, $22,000, and $97,000, respectively, during 2013, 2012, and 2011.

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 4—LOANS (Continued)

Credit Quality Indicators:

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. This analysis is performed at least annually. The Company uses the following definitions for risk ratings:

Special Mention. Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

Substandard. Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful. Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be Pass-rated loans. The following is a summary of the recorded investment of loans by portfolio segment and risk category.

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 4—LOANS (Continued)

Loan Analysis by Credit Quality Indicators

	December 31, 2013
	Construction & Land Development	Multifamily	Commercial Real Estate		Commercial & Industrial	Consumer & Other	Total
			Non Owner Occupied	Owner Occupied
(in thousands)
Pass	$9,345	$33,459	$270,185	$43,770	$19,982	$10,402	$387,143
Special mention	190	500	10,545	354	152	2,476	14,217
Substandard	1,157	2,343	3,241	349	—	944	8,034
Doubtful	—	—	—	—	—	—	—
Consumer, not graded	—	—	—	—	—	45,366	45,366
Covered by loss share	19,583	3,745	72,720	56,212	4,449	24,023	180,732

Total	$30,275	$40,047	$356,691	$100,685	$24,583	$83,211	$635,492

	December 31, 2012
	Construction & Land Development	Multifamily	Commercial Real Estate		Commercial & Industrial	Consumer & Other	Total
			Non Owner Occupied	Owner Occupied
(in thousands)
Pass	$8,536	$9,739	$169,035	$43,821	$16,618	$7,170	$254,919
Special mention	—	12,049	7,104	—	36	1,475	20,664
Substandard	615	1,303	4,702	2,232	—	5,093	13,945
Doubtful	—	1,131	—	—	—	—	1,131
Consumer, not graded	—	—	—	—	—	—	—
Covered by loss share	34,892	4,957	96,331	75,135	5,812	32,640	249,767

Total	$44,043	$29,179	$277,172	$121,188	$22,466	$46,378	$540,426

Purchased Credit Impaired Loans

The Company has acquired loans, for which there was, at acquisition, evidence of deterioration of credit quality since origination and it was probable, at acquisition, that all contractually required payments would not be collected. The carrying amount of those loans is as follows:

	December 31
(dollars in thousands)	2013	2012
Construction and development	$15,231	$27,736
Multifamily	1,499	2,654
Commercial real estate:
Non-owner-occupied	34,825	47,062
Owner-occupied	25,692	35,348
Commercial & industrial	3,151	3,314
Consumer & other	11,483	15,930

	91,881	132,044
Allowance for loan losses	(6,740)	(10,608)

Carrying amount, net of allowance	$85,141	$121,436

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 4—LOANS (Continued)

Accretable yield, or income expected to be recognized, is as follows:

	For the Year
(in thousands)	2013	2012	2011
Balance at beginning of year	$20,935	$37,179	$11,434
New loans purchased	—	—	30,990
Accretion of income	(9,358)	(14,080)	(15,276)
Reclassification from nonaccretable	1,764	2,333	10,708
Disposals	(650)	(4,497)	(677)

Balance at end of year	$12,691	$20,935	$37,179

NOTE 5—PREMISES AND EQUIPMENT

The following table highlights the components of property and equipment and accumulated depreciation at December 31, 2013 and 2012.

	December 31
(in thousands)	2013	2012
Premises:
Land and land improvements	$4,628	$3,818
Buildings	5,120	4,154
Leasehold improvements	2,660	2,634
Furniture, fixtures, and equipment	3,991	3,684
Construction in progress	478	86

Property and equipment, total	16,877	14,376
Less accumulated depreciation	(5,234)	(4,611)

Property and equipment, net	$11,643	$9,765

At December 31, 2013, the Company had a commitment to sell a branch location with a net book value of $2.4 million. The gross sales price is $3.55 million, with a four percent sales commission, and the sale is expected to close in April 2014. The Company had a commitment, as of December 31, 2013, to purchase a branch building for $1.9 million. This transaction was consummated in January 2014. The Company plans to relocate the operations of the to-be-sold branch to the purchased facility.

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 5—PREMISES AND EQUIPMENT (Continued)

As of December 31, 2013, the Company leases some of its properties under non-cancelable operating leases. Future minimum lease payments required under the leases are as follows:

(in thousands)
For the Year	Amount
2014	$1,673
2015	1,226
2016	1,139
2017	865
2018	416
Thereafter	165

$5,484

The leases contain options for renewals after the expiration of the current lease terms. The cost of such renewals is not included above. Total rent expense for 2013, 2012, and 2011 was $1.7 million, $1.6 million and $1.7 million, respectively.

NOTE 6—FORECLOSED REAL ESTATE

The following table summarizes the activity in foreclosed real estate for 2013, 2012, and 2011.

	For the Year
(in thousands)	2013	2012	2011
Balance at beginning of year	$42,910	$36,354	$17,529
Added as part of failed-bank acquisition	—	—	11,360
Additions from loans	18,504	32,593	29,685
Sales	(24,126)	(22,316)	(20,863)
Writedowns	(4,742)	(3,721)	(1,357)

Balance at end of year	$32,546	$42,910	$36,354

The following table summarizes expense related to foreclosed real estate for 2013, 2012, and 2011.

	For the Year
(in thousands)	2013	2012	2011
Net (gains) losses on sale	$(1,034)	$(62)	$466
Writedowns	4,742	3,721	1,357
Operating expense	2,028	2,716	826

	$5,736	$6,375	$2,649

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 7—FDIC INDEMNIFICATION ASSET

The activity in the FDIC indemnification asset which resulted from the acquisition of financial institutions covered under loss sharing agreements with the FDIC is as follows:

	For the Year
(in thousands)	2013	2012	2011
Balance at beginning of year	$10,183	$26,125	$17,842
Effect of acquisitions	—	—	76,570
Cash received from the FDIC, net of expense covered by the loss-sharing agreement	(4,299)	(18,473)	(70,657)
Indemnification income	—	2,270	1,423
Discount accretion	128	261	947

Balance at end of year	$6,012	$10,183	$26,125

The Company has determined that the FDIC indemnification asset is collectible and no impairment charge was recorded during 2013, 2012, or 2011.

The Bank’s loss-share agreements with the FDIC have provisions by which the FDIC is required to reimburse the Bank for certain loan losses including up to 90 days of accrued but unpaid interest and direct expenses related to the resolution of assets for which a loss has been incurred. Generally, the agreements carry terms of five years from date of acquisition for non-single family or commercial assets and ten years from date of acquisition for single family assets. The following table summarizes the loss-share tranches with their respective loss coverage percentages loss limits:

	Haven Trust Bank of Florida
	Single Family Residential Loans				Non-single Family Residential Loans
(dollars in thousands)	Range of Losses			Loss Share Percentage	Range of Losses			Loss Share Percentage
1st Tranche	$—	—	$1,292	70%	$—	—	$28,574	70%
2nd Tranche	1,293	—	1,878	0%	28,575	—	38,169	0%
3rd Tranche	1,879	—	Unlimited	70%	38,170	—	Unlimited	70%

	First Commercial Bank of Florida
	Single Family Residential Loans				Non-single Family Residential Loans
(dollars in thousands)	Range of Losses			Loss Share Percentage	Range of Losses			Loss Share Percentage
1st Tranche	$—	—	$5,905	70%	$—	—	$95,792	70%
2nd Tranche	5,906	—	9,902	30%	95,793	—	160,396	30%
3rd Tranche	9,903	—	Unlimited	75%	160,397	—	Unlimited	75%

As of December 31, 2013, the Bank has submitted losses and reimbursable expenses to the FDIC as follows:

(in thousands)	Haven Trust Bank of Florida	First Commercial Bank of Florida
Single family residential	$780	$9,667
Non-single family residential	28,907	130,578

Projections of future losses and the timing thereof are inherently uncertain, though we do not expect to move into the third tranche of losses in any of our loss share agreements in the next twelve months.

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 8—DEPOSITS

At December 31, 2013 and 2012, deposits totaling $21.9 million and $7.3 million, respectively, were obtained through a financial intermediary from customers outside the Company’s market area.

Time deposits of $100,000 or more were $132.9 million and $130.5 million, respectively, at December 31, 2013 and 2012.

Time deposits maturing subsequent to December 31, 2013, are as follows:

(in thousands)
Maturing in	Amount
2014	$141,382
2015	60,880
2016	19,999
2017	15,179
2018	11,871
2019	44

$249,355

NOTE 9—FEDERAL HOME LOAN BANK ADVANCES

At year end 2013 and 2012, the Company had no Federal Home Loan Bank Advances outstanding. In December 2011, the Company prepaid the September 2012 fixed-rate advance and incurred a $57,000 prepayment penalty. The prepayment penalty was based upon the remaining interest payable to stated maturity discounted back to the prepayment date. Advances, if any, are collateralized by a blanket pledge of substantially all of the Bank’s loan portfolio and certain securities at December 31, 2013 and 2012.

In March 2011, the Company prepaid the advances assumed from the First Commercial Bank acquisition and incurred a $393,000 prepayment penalty. This prepayment penalty had no income statement effect as it was estimated in the Fair Value Adjustment that was established at the acquisition date. The remaining Fair Value Adjustment of $174,000 was credited to interest expense.

NOTE 10—SUBORDINATED DEBENTURES AND TRUST PREFERRED SECURITIES

In March 2004, the Company participated in a pooled offering of trust preferred securities. In doing so, the Company formed First Southern Bancorp Statutory Trust II (the Trust), a wholly owned statutory trust subsidiary, for the purpose of issuing trust preferred securities. The Trust used the proceeds from the issuance of $9.0 million in trust preferred securities to acquire junior subordinated debentures of the Company. The trust preferred securities essentially mirror the debt securities, carrying a cumulative preferred dividend at an annual variable rate equal to the three-month LIBOR plus 2.8%. The rate at December 31, 2013 and 2012 was 3.04% and 3.14%, respectively. The debt securities and the trust preferred securities each have 30-year lives. At December 31, 2013 and 2012, all of the subordinated debentures qualified as and were treated as Tier 1 capital.

Under current accounting guidance, the trust is not consolidated with the Company. Accordingly, the Company does not report the securities issued by the trust as liabilities, and instead reports as liabilities the subordinated debentures issued by the Company and held by the trust.

On January 15, 2014, the Company, after receiving approval from the Federal Reserve Board, redeemed the trust preferred securities, at par value plus accrued interest.

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 11—INCOME TAXES

The following table presents the Company’s current and deferred income tax provision for the years ended December 31, 2013, 2012 and 2011.

	For the Year
(in thousands)	2013	2012	2011
Current	$—	$—	$—
Deferred	665	(4,080)	(1,582)

	665	(4,080)	(1,582)
Change in valuation allowance	(665)	4,080	1,270

Income tax expense (benefit)	$—	$—	$(312)

The reconciliation between income tax expense and the amount computed by applying the statutory federal income tax rate of 34% to income (loss) before income taxes is as follows.

	For the Year
(in thousands)	2013	2012	2011
Federal statutory rate times financial statement income (loss)	$319	$(3,681)	$(1,431)
Effect of:
State income tax (benefit), net of federal expense (benefit)	34	(394)	(153)
Cash surrender value of life insurance	(22)	(23)	(23)
Stock-based compensation	279	—	—
Other, net	55	18	25

	665	(4,080)	(1,582)
Change in the valuation allowance	(665)	4,080	1,270

Income tax expense (benefit)	$—	$—	$(312)

Generally, the amount of tax expense or benefit allocated to continuing operations is determined without regard to the tax effects of other categories of income or loss, such as other comprehensive income. However, an exception to the general rule is provided when, in the presence of a valuation allowance against deferred tax assets, there is a pretax loss from continuing operations and pretax income from other categories in the current year. In such instances, income from other categories must offset the current loss from operations, the tax benefit of such offset being reflected in continuing operations. In 2011 pretax other comprehensive income reduced the Bank’s valuation allowance and resulted in a benefit of $312,000 being allocated to the loss from continuing operations.

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 11—INCOME TAXES (Continued)

The significant components of deferred tax assets and liabilities are as follows:

	December 31
(in thousands)	2013	2012
Deferred tax assets
Allowance for loan losses	$4,845	$7,591
Net operating loss carryforward	20,872	17,546
Depreciation	625	526
Nonqualified stock-based compensation	2,364	2,833
Foreclosed real estate	1,745	1,330
Intangible asset amortization	5,722	6,872
Nonaccrual loan interest income	601	1,155
Net unrealized losses on securities available for sale	2,131	—
Other	106	119

Deferred tax asset, gross	39,011	37,972
Deferred tax liabilities
Loan origination costs	(679)	(447)
Prepaid expense	(217)	(364)
Purchase-accounting loans	(8,071)	(6,879)
FDIC loss share	(1,337)	(3,041)

Deferred tax liabilities, gross	(10,304)	(10,731)
Valuation allowance	(28,707)	(27,241)

Deferred tax asset (liability), net	$—	$—

A determination of the need for a valuation allowance for the deferred tax assets is dependent upon management’s evaluation of both positive and negative evidence. Positive evidence includes the possibility of achieving forecasted future taxable income, applicable tax planning strategies and assessments of the current and future economic and business conditions. Negative evidence includes the Company’s cumulative losses. During 2013 and 2012, the Company evaluated the positive and negative evidence and determined that a full valuation allowance was necessary as it is more likely than not that the net deferred tax asset attributed to continuing operations will not be realized. If the full valuation allowance is reduced or eliminated, future tax benefits will be recognized as a reduction to income tax expense that will have a positive non-cash impact on net income and shareholders’ equity.

At December 31, 2013, the Company has federal and state net operating loss carry forwards of approximately $55.2 million and $57.0 million, respectively. These net operating loss carry forwards will begin to expire in 2029.

As a result of the Company’s ownership change on February 1, 2010, approximately $23.4 million and $25.2 million of the Company’s federal and state net operating loss carry forwards are subject to section 382 limitations, respectively. Pursuant to section 382 the Company’s taxable income for any post-change year can be offset by pre-change losses only to the extent of a certain percentage of the value of the corporation at the time of the change.

The Company is subject to U.S. federal income tax as well as income tax of the state of Florida. The Company’s 2010 tax year was audited by the Internal Revenue Service in 2012. There were no audit adjustments. The Company is no longer subject to examination by tax authorities for tax years before 2010.

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 11—INCOME TAXES (Continued)

As of December 31, 2013, the Company had no amounts recorded for uncertain tax positions. The Company does not expect the total amount of unrecognized tax benefits to change significantly in the next twelve months.

NOTE 12—STOCK-BASED COMPENSATION

In February 2010, the Company adopted the Management Equity Incentive Plan (New Equity Plan). The total number of common shares and Series C Preferred Shares reserved for issuance under the New Equity Plan is 1,976,500 and 3,818, respectively. The New Equity Plan allows for awards to be granted in any one or all of the following forms: Common Stock Options, Series C Options, Restricted Common Stock, Series C Restricted Stock, Restricted Common Stock Units, Series C Restricted Stock Units and such other share-based award as determined by the Board of Directors.

Prior to February 2010, options to buy stock were made under the 2005 Stock Option Plan (the Plan), which replaced a previously existing Directors Stock Option Plan and Incentive Stock Option Plan. That Plan provided for the issuance of up to 370,000 options. The exercise price was equal to or in excess of the market price at date of grant. The maximum option term was ten years and vesting periods are determined on an individual basis at the discretion of a committee of the Board. As of the closing of the Private Placement Memorandum, the Company will not grant any additional equity awards under the Plan.

Time Vesting Options: The fair value of each option award is estimated on the date of grant using a closed form option valuation (Black-Scholes) model that uses the following assumptions: risk-free interest rate, expected option life, expected stock price volatility, and dividend yield. Expected volatilities are based on historical volatilities of similar public companies in the same industry. The Company uses historical data to estimate option exercise and post-vesting termination behavior. The expected term of options granted is based on historical data and represents the period of time that options granted are expected to be outstanding, which takes into account that the options are not transferable. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant. There was no time vesting options granted during 2013, 2012, and 2011.

Performance Vesting Options: The fair value of each option award is estimated on the date of grant using a 250-step lattice simulation model that uses the following assumptions: risk-free interest rate, expected option life, expected stock price volatility, and dividend yield. Expected volatilities are based on historical volatilities of similar public companies in the same industry. The Company uses historical data to estimate option exercise and post-vesting termination behavior. The expected term of options granted is based on historical data and represents the period of time that options granted are expected to be outstanding, which takes into account that the options are not transferable. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant. The Performance Vesting Options vest based upon the share price performance (“hurdles”) as follows: (i) 33.3% of these options will vest at the end of the quarter in which the fair value of common stock equals or exceeds $26.38 per share; (ii) 33.3% of these options will vest at the end of the quarter in which the fair value of common stock equals or exceeds $29.54 per share; and (iii) 33.3% of these options will vest at the end of the quarter in which the fair value of the common stock equals or exceeds $33.76 per share. There was no performance vesting options granted during 2013, 2012, and 2011. At December 31, 2013 and 2012, there were no shares of performance vesting options vested.

Restricted Shares – Time Vesting: For 2013 and 2012, there were no grants of Restricted Common Stock and Series C Preferred Stock (Time-Vesting Restricted Shares). In 2011, the Company granted Time-Vesting

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 12—STOCK-BASED COMPENSATION (Continued)

Restricted Shares to a new executive officer. These Time-Vesting Restricted Shares vest in equal installments upon the date of hire and the first and second anniversaries of the date of hire. The Company engaged an independent third-party valuation consulting firm to determine the fair value of these grants.

Accordingly, the Time Vesting Restricted Common Stock was valued at $8.75 per share and the Time Vesting Restricted Series C Preferred Stock was $4,721 per share. In 2010, the Company granted Time-Vesting Restricted Shares to certain executive officers. The 2010 Time-Vesting Restricted Shares vest in equal installments upon the closing date of the Private Placement Memorandum, and the first, second and third anniversaries of the closing date of the Private Placement Memorandum. The fair value of these grants was based upon the sales price of the same security in the Private Placement Memorandum. Accordingly, the Time Vesting Restricted Common Stock was valued at $21.10 per share and the Time Vesting Restricted Series C Preferred Stock was $1,000 per share. At December 31, 2013, all Time-Vesting Restricted Common Stock and Time-Vesting Restricted Series C Preferred Stock were vested.

Restricted Shares – Performance Vesting: The Company granted Restricted Common Stock and Series C Preferred Stock (Performance-Vesting Restricted Shares) to certain executive officers. The fair value of each grant award was estimated on the date of grant. The Performance-Vesting Restricted Shares vest based upon the share price performance (“hurdles”) as follows: (i) 33.3% of these options will vest at the end of the quarter in which the fair value of common stock equals or exceeds $26.38 per share; (ii) 33.3% of these options will vest at the end of the quarter in which the fair value of common stock equals or exceeds $29.54 per share; and (iii) 33.3% of these options will vest at the end of the quarter in which the fair value of the common stock equals or exceeds $33.76 per share. There were no grants of Performance-Vesting Restricted Shares in 2012 and 2011. At December 31, 2013 and 2012, there were no shares of Performance-Vesting Restricted Common Stock or Performance-Vesting Restricted Series C Preferred Stock vested.

Restricted Stock Units: Upon the closing of the Private Placement Memorandum, the Company granted the Vice Chairman of the Board of Directors fully vested Restricted Stock Units. The amount of the Restricted Stock Units has not yet been paid and is recorded in Accrued expenses and other liabilities at December 31, 2013 and 2012. The Restricted Stock Units fair value was based upon sales price of the same security in the Private Placement Memorandum. The Restricted Stock Units’ initial liability was calculated as follows.

	Number	Grant-Date Fair Value Per Unit	Total Value
Common stock	30,000	$21.10	$633,000
Series C preferred stock	51	1,000.00	51,000

			$684,000

All options and Time-Vesting Restrictive Shares will vest upon a “Change in Control” (as defined in the New Equity Plan”) and one-third of each tranche of options and Time-Vesting Restrictive Shares will vest upon an Initial Public Offering (IPO). Performance-Vesting Restricted Shares share vest upon an IPO in the event that the applicable performance hurdles are met and shall remain outstanding and continue to be eligible to vest in the event that the hurdles are not met. Performance-Vesting Restricted Shares shall be treated as follows in the event of a Change of Control: (i) in the event that any applicable performance hurdle is met, the tranche of the Performance-Vesting Restricted Share related to such hurdle shall vest, and (ii) in the event that any applicable performance hurdle is not met, a pro-rata portion (equal to the percentage of the overall consideration the Company receives in such Change of Control in the form of cash) of any tranche of the Performance-Vesting Restricted Shares with respect to which the applicable performance hurdle is not met will be forfeited.

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 12—STOCK-BASED COMPENSATION (Continued)

A summary of the activity in Company’s Common Stock Options Plans for 2013, 2012, and 2011 is as follows:

	Outstanding Options		Exercisable Options
	Number Outstanding	Weighted Average Exercise Price	Number Outstanding	Weighted Average Exercise Price
At January 1, 2011	1,432,811	$21.12	272,500	$21.20
Options granted	—	—	—	—
Options vested	—	—	27,751	21.10
Options forfeited	(2,500)	29.40	(2,500)	29.40

At December 31, 2011	1,430,311	21.11	297,751	21.12
Options granted	—	—	—	—
Options vested	—	—	—	—
Options forfeited	(620,300)	20.86	(105,500)	19.70

At December 31, 2012	810,011	21.29	192,251	21.90
Options granted	—	—	—	—
Options vested	—	—	—	—
Options forfeited	(18,500)	16.63	(18,500)	16.63

At December 31, 2013	791,511	$21.40	173,751	$22.46

The composition of common stock options outstanding at December 31, 2013 follows:

Exercise Price	Number Outstanding	Number Exercisable	Average Intrinsic Value	Weighted Average Remaining Contractual Life (in Years)
$14.50	38,000	38,000	$—	0.47
21.10	662,011	44,251	—	6.09
23.63	8,000	8,000	—	0.06
24.50	46,000	46,000		2.26
29.40	37,500	37,500	—	2.08

Total	791,511	173,751	$—	5.35

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 12—STOCK-BASED COMPENSATION (Continued)

A summary of the activity in Company’s Series C Preferred Stock Option Plans for 2013, 2012, and 2011 is as follows:

	Outstanding Options		Exercisable Options
	Number Outstanding	Weighted Average Exercise Price	Number Outstanding	Weighted Average Exercise Price
At January 1, 2011	2,450	$1,000	—	$—
Options granted	—	—	—	—
Options vested	—	—	—	—
Options forfeited	—	—	—	—

At December 31, 2011	2,450	1,000	—	—
Options granted	—	—	—	—
Options vested	—	—	—	—
Options forfeited	(880)	1,000	—	—

At December 31, 2012	1,570	1,000	—
Options granted	—	—	—	—
Options vested	—	—	—	—
Options forfeited	—	—	—	—

At December 31, 2013	1,570	$1,000	—	$—

A summary of the activity in non-vested Time-Vesting Restricted Shares for 2013, 2012, and 2011 is as follows:

	Number of Common Shares	Weighted Number of Preferred Shares	Remaining Unrecognized Compensation Cost	Weighted Average Recognition Period (in Years)
At January 1, 2011	113,256	195	$—	—
Granted	18,597	29	—	—
Vested	(43,951)	(76)	—	—
Forfeited		—

At December 31, 2011	87,902	148	521	0.70
Granted	—	—	—	—
Vested	(52,531)	(89)	—	—
Forfeited	(8,580)	(14)

At December 31, 2012	26,791	45	33	0.27
Granted	—	—	—	—
Vested	(26,791)	(45)	—	—
Forfeited	—	—	—	—

At December 31, 2013	—	—	$—	—

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 12—STOCK-BASED COMPENSATION (Continued)

A summary of the activity in non-vested Performance-Vesting Restricted Shares follows:

	Number of Common Shares	Weighted Number of Preferred Shares	Remaining Unrecognized Compensation Cost	Weighted Average Recognition Period (in Years)
At January 1, 2011	226,512	387	$—	—
Granted	—	—	—	—
Vested	—	—	—	—
Forfeited	—	—	—	—

At December 31, 2011	226,512	387	$1,003	1.32
Granted	—	—	—	—
Vested	—	—	—	—
Forfeited	(102,960)	(176)

At December 31, 2012	123,552	211	250	2.21
Granted	—	—	—	—
Vested	—	—	—	—
Forfeited	—	—

At December 31, 2013	123,552	211	$137	1.21

As of December 31, 2013, there was $406,000 of total unrecognized compensation cost related to nonvested equity awards options granted under the New Equity Plan. The cost is expected to be recognized over a weighted-average period of 11.2 months.

NOTE 13—EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements with members of executive management. The aggregate annual compensation under these contracts is $1.1 million. As disclosed in Note 21, the Company entered into a merger agreement. The transaction, if consummated, will result in certain Change of Control and other related payments to members of executive management totaling $6.1 million.

Upon the closing of the Private Placement Memorandum, the Company entered into a Consulting Agreement with the Vice Chairman of the Board of Directors. The Consulting Agreement had an initial term of three years with an annual fee of $ 200,000. As certain events did not occur during the initial term of the consulting agreement, the consulting agreement was extended for two additional one-year terms, with the final term to conclude in 2014.

In 2012, two executives resigned from the Company. Accordingly, $1.9 million of equity compensation expense previously recognized on unvested awards was reversed.

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 14—CAPITAL REQUIREMENTS AND RESTRICTIONS ON RETAINED EARNINGS

Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action. As of December 31, 2013, management believes that the Bank and the Company meet all capital adequacy requirements to which they are subject.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At December 31, 2013 and 2012, the most recent regulatory notifications categorized the Bank as well capitalized for regulatory purposes under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution’s category. During the period when the Company and the Bank are acquiring banks through FDIC assisted transactions, they must maintain Tier 1 capital to average assets of 10%. Actual and required capital amounts and ratios are presented below at year end.

The table below summarizes the Company and the Bank’s capital ratios at December 31, 2013 and 2012.

					To be “Well Capitalized”
			For Capital Adequacy		Under Prompt Corrective
	Actual		Purposes		Action Provisions
(dollars in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2013
Total Capital (to Risk-weighted Assets)
Company	$197,166	26.79%	$58,879	8.00%	n/a	n/a
Bank	144,603	19.92%	58,083	8.00%	$72,604	10.00%
Tier I Capital (to Risk-weighted Assets)
Company	$187,921	25.53%	$29,439	4.00%	n/a	n/a
Bank	135,481	18.66%	29,042	4.00%	$43,562	6.00%
Tier I Capital (to Average Assets)
Company	$187,921	17.62%	$42,667	4.00%	n/a	n/a
Bank	135,481	13.31%	40,704	4.00%	$50,880	5.00%

As of December 31, 2012
Total Capital (to Risk-weighted Assets)
Company	$190,797	29.04%	$52,561	8.00%	n/a	n/a
Bank	140,434	21.72%	51,732	8.00%	$64,666	10.00%
Tier I Capital (to Risk-weighted Assets)
Company	$182,436	27.77%	$26,280	4.00%	n/a	n/a
Bank	132,202	20.44%	25,866	4.00%	$38,799	6.00%
Tier I Capital (to Average Assets)
Company	$182,436	17.72%	$41,178	4.00%	n/a	n/a
Bank	132,202	13.51%	39,136	4.00%	$48,920	5.00%

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 15—LOAN COMMITMENTS AND OTHER RELATED ACTIVITIES

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment. A summary of the Company’s commitments are as follows:

	December 31
(in thousands)	2013	2012
Commitments to extend credit	$53,149	$35,862
Standby letters of credit	1,942	2,127

Total	$55,091	$37,989

NOTE 16—FAIR VALUE

Fair value is the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Available-for-sale securities is the only asset or liability measured at fair value on a recurring basis. The fair value of available for sale securities at December 31, 2013 and 2012, was measured using significant other observable inputs involving matrix pricing (Level 2), which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted market prices for the specific securities but rather by relying on the securities relationship to other benchmark quoted prices (Level 2 inputs). The fair value of held-to-maturity securities was derived from the same methods used to measure the fair value of available-for-sale securities.

The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches, including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the appraiser to adjust for differences between the comparable sales and income data available. Such adjustments are significant and typically result in Level 3 classification of the inputs to determine fair value.

The fair value of foreclosed real estate is generally based upon third party appraisals of the property, and due to the significance of adjustments made in the appraisal process, typically result in Level 3 classification.

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 16—FAIR VALUE (Continued)

Appraisals for both collateral-dependent impaired loans and foreclosed real estate are performed by certified general appraisers (for commercial properties) or certified residential appraisers (for residential properties) whose qualifications and licenses have been reviewed and verified by the Company. Once received, an outside vendor reviews the assumptions and approaches used in the appraisal as well as the overall resulting fair value in comparison with via independent data sources such as recent market data or industry-wide statistics. On an annual basis, the Company compares the actual selling price of collateral that has been sold to the most recent appraised value to determine if an additional adjustment should be made to the appraisal value to arrive at fair value.

Impaired loans and foreclosed real estate are the only assets or liabilities measured at fair value on a nonrecurring basis.

For commercial, commercial real estate, and construction real estate impaired loans as well as foreclosed real estate; appraisers may use either a single valuation approach or a combination of approaches such as comparative sales, cost or the income approach. A significant unobservable input in the income approach is the estimated income capitalization rate for a given piece of collateral. At December 31, 2013 and 2012, the range of capitalization rates generally used to determine the fair value of the underlying collateral ranged from 9.25% to 9.75% and from 7.00% to 11.20%, respectively.

Assets and liabilities measured at fair value on a recurring basis as of December 31, 2013 and 2012 are as follows:

		December 31, 2013
(in thousands)	December 31 2013	Quoted Market Price in Active Markets	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Available-for-sale securities:
Mortgage-backed securities	$178,585	$—	$178,585	$—
U.S. government-sponsored entities	20,502	—	20,502	—
Municipal securities	24,542	—	24,542	—

Total	$223,629	$—	$223,629	$—

		December 31, 2012
(in thousands)	December 31 2012	Quoted Market Price in Active Markets	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Available-for-sale securities:
Mortgage-backed securities	$228,973	$—	$228,973	$—
U.S. government-sponsored entities	10,046	—	10,046	—
Municipal securities	2,320	—	2,320	—

Total	$241,339	$—	$241,339	$—

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 16—FAIR VALUE (Continued)

The Company had no liabilities carried at fair value or measured at fair value on a recurring basis as of December 31, 2013 or 2012.

Assets measured at fair value on a non-recurring basis as of December 31, 2013 and 2012 are as follows:

		December 31, 2013
(in thousands)	December 31 2013	Quoted Market Price in Active Markets	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans:
Construction & land development	$1,687	$—	$—	$1,687
Commercial real estate:
Non-owner occupied	2,856	—	—	2,856
Owner-occupied	1,332	—	—	1,332
Consumer & other	1,442	—	—	1,442

Total impaired loans	7,317	—	—	7,317
Foreclosed real estate:
Construction & land development	12,623	—	—	12,623
1-4 family residential	3,054	—	—	3,054
Multifamily	1,982	—	—	1,982
Commercial real estate	14,887	—	—	14,887

Total foreclosed real estate	32,546	—	—	32,546

Total	$39,863	$—	$—	$39,863

		December 31, 2012
(in thousands)	2012	Price	Significant Other	Unobservable
Impaired loans:
Construction & land development	$1,936	$—	$—	$1,936
Commercial real estate:
Non-owner occupied	7,302	—	—	7,302
Owner-occupied	5,000	—	—	5,000
Consumer & other	1,706	—	—	1,706

Total impaired loans	15,944	—	—	15,944
Foreclosed real estate:
Construction & land development	12,862	—	—	12,862
Residential	3,952	—	—	3,952
Commercial real estate	25,909	—	—	25,909
Consumer & other	187	—	—	187

Total foreclosed real estate	42,910	—	—	42,910

Total	$58,854	$—	$—	$58,854

The Company had no liabilities carried at fair value or measured at fair value on a nonrecurring basis as of December 31, 2013 or 2012.

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 16—FAIR VALUE (Continued)

At December 31, 2013 and 2012, the fair value measurement of certain impaired loans with a recorded investment of $7.3 million and $19.9 million, respectively, was based upon a Level 3 fair value of the collateral as these loans are collateral dependent. At December 31, 2013 and 2012, these loans had a specific valuation allowance of $1,000 and $3.4 million, respectively, after amounts charged off of $4.3 million and $1.6 million. During the years ended December 31, 2013 and 2012, the Company recorded $(5.3) million and $7.3 million, respectively, as the provision for loan losses of which $1.0 million and $4.5 million related to these impaired loans.

As of December 31, 2013, foreclosed real estate carried at fair value (Level 3) less costs to sell, had a carrying amount of $32.5 million, which is made up of a cost basis of $36.6 million, net of write downs of $4.1 million. The decline in the fair value during 2013 was $3.7 million.

As of December 31, 2012, foreclosed real estate carried at fair value (Level 3) less costs to sell, had a carrying amount of $42.9 million which is made up of a cost basis of $47.5 million, net of write downs of $4.6 million. The decline in the fair value during 2012 was $3.5 million.

There have been no transfers between levels for 2013 and 2012.

The table below summarizes the carrying amounts and estimated fair values at December 31, 2013 and 2012 of financial instruments.

	December 31
	2013		2012
(in thousands)	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Financial assets
Cash and cash equivalents	$154,969	$154,969	$185,299	$185,299
Securities available for sale	223,629	223,629	241,339	241,339
Securities held to maturity	5,907	5,633	6,045	6,115
Loans, net	622,616	626,892	520,252	464,324
Nonmarketable equity securities	5,805	n/a	6,246	n/a
FDIC indemnification asset	6,012	n/a	10,183	n/a
Accrued interest receivable	2,003	2,003	7,501	7,501
Financial liabilities
Deposits	882,732	884,393	847,667	849,348
Accrued interest payable	121	121	133	133
Subordinated debentures	9,000	9,000	9,000	7,552

The methods and assumptions, not previously presented, used to estimate fair value are described as follows.

Carrying amount was the estimated fair value for cash and cash equivalents, accrued interest receivable and payable, demand deposits, short-term debt, and variable-rate loans or deposits that reprice frequently and fully. For fixed-rate loans or deposits and for variable-rate loans or deposits with infrequent repricing or repricing limits, fair value was based on discounted cash flows using current market rates applied to the estimated life and credit risk without considering the need for adjustments for market illiquidity.

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 16—FAIR VALUE (Continued)

The fair value of loans at December 31, 2012, was based on a Step 2 goodwill impairment analysis performed by a third-party specialist. Larger criticized loans were valued individually. The remaining loans were then split up into the Company’s originated portfolio and the two acquired portfolios. Based on the characteristics of the portfolios, they were further divided into major categories (such as residential mortgages, commercial and industrial loans, consumer loans) and within these major categories a number of “replines” of loans sharing common characteristics were developed (common characteristics include risk grade, interest rate, term to maturity). All of the loans were valued using the income approach, which projects the cash flows expected to be received from the perspective of a market participant. These cash flows were then discounted to the present at a rate of return expected by a market participant that is consistent with the risk of the projected cash flows.

At December 31, 2013, the fair value of subordinated debentures was considered to be the carrying amount, or par value, as the debentures were redeemed at par value on January 15, 2014. At December 31, 2012, the fair value of subordinated debentures was based on the rates currently available to the Company with similar term and remaining maturity and credit spread. It was not practical to determine the fair value of nonmarketable equity securities or the FDIC indemnification asset due to restrictions placed on transferability. The fair value of off-balance sheet items is not considered material.

NOTE 17—INCOME (LOSS) PER SHARE

Information related to the computation of earnings (loss) per share for the years indicated follows:

	For the Year
($ in thousands)	2013	2012	2011
Basic:
Net income (loss)	$937	$(10,827)	$(3,898)
Weighted-average common shares outstanding	19,865,158	19,924,385	19,991,237

Basic income (loss) per common share	$0.05	$(0.54)	$(0.19)

Dilutive:
Net income (loss) to common shareholders	$937	$(10,827)	$(3,898)
Weighted-average common shares outstanding for basic loss per common share	19,865,158	19,924,385	19,991,237
Add: Dilutive effect of assumed conversion of preferred stock	11,791,116	—	—
Add: Dilutive effect of assumed exercises of stock options	93,158	—	—

Average shares and dilutive potential common shares	31,749,432	19,924,385	19,991,237

Dilutive income (loss) per common share	$0.03	$(0.54)	$(0.19)

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 17—INCOME (LOSS) PER SHARE (Continued)

Common stock options of 791,511, 810,011, and 1,430,311, for 2013, 2012, and 2011, respectively, and preferred Series C stock options of 1,570, and 2,450, for 2012 and 2011, respectively, were not considered in computing diluted earnings per common share, because they were antidilutive. For 2013, 30,466 shares of Series C stock and 1,570 Series C stock options were considered in computing average shares and dilutive potential common shares and dilutive income per common share. For 2012 and 2011, Series C stock was excluded from the computation because it was antidilutive.

NOTE 18—PRIVATE PLACEMENT AND RETURN OF CAPITAL

On February 1, 2010, the Company consummated a private placement transaction whereby institutional buyers and accredited investors purchased approximately 17.5 million shares of common stock for $21.10, or $370.0 million, and approximately 30,000 shares of Common Equivalent Convertible Participating Preferred Stock, Series C (Convertible Preferred Stock) at a price per share of $1,000 for an aggregate purchase price of approximately $30.0 million. The transaction was treated as a recapitalization of the Company.

The Convertible Preferred Stock issued as part of the offering is convertible into common shares at an initial exchange rate of 47.393 shares of common for each preferred share owned. Subject to limitations, the Convertible Preferred Stock will become convertible at the option of either the holder or the Company on January 9, 2014 or if certain triggering events occur prior to December 31, 2013, the Convertible Preferred Stock will mandatorily convert. Triggering events, include, but are not limited to, an initial public offering or sale of all or substantially all of the Company to a nonaffiliated party.

The conversion rate is variable based on the amount of adjusted losses, as defined, on certain assets that were held by the Company’s banking subsidiary on September 30, 2009. The conversion rate is based on a predetermined schedule which ranges from the initial exchange rate of 47.393 common shares for each preferred share if adjusted losses, as defined, are equal to $3,229,000, which is net of taxes, to a maximum exchange rate of 6,105.006 shares of common for each preferred share if adjusted losses are equal to or exceed $42,098,000, which is net of taxes. At December 31, 2013, the adjusted losses were $18,231,386, net of taxes. In early 2014, the Company exercised its option to convert all outstanding Convertible Preferred Stock to common stock. In addition, options for Convertible Preferred Stock were mandatorily converted to common stock in early 2014. Common shares of 11,791,160 and 93,158 were issued in exchange for the Convertible Preferred Stock and the options for Convertible Preferred Stock, respectively.

In March 2012, the Board of Directors of the Company approved a cash dividend on both the common stock and the Convertible Preferred Stock in the aggregate amount of $149.7 million payable to holders of record as of the close of business on March 31, 2012. The payment of the dividend was subject to regulatory approval which was received in September 2012.

In connection with the 2010 private placement transaction, approximately $8.0 million of investment banking fees were placed in escrow to be released when the valuation of the Company reached certain higher levels. The $8.0 million was withheld from the proceeds received by the Company at the time of the transaction. In September, an agreement was reached with the investment banking firm and approximately $4.0 million of the fees were returned to the Company in 2013. The funds received increased the Company’s stockholders’ equity. The remaining $4.0 million was distributed to the investment banking firm.

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 19—GOODWILL AND INTANGIBLE ASSETS

A summary of the changes in goodwill during 2013, 2012, and 2011 is as follows:

	For the Year
(in thousands)	2013	2012	2011
Beginning of year	$23,713	$23,713	$—
Acquired goodwill	—	—	23,713
Impairment	—	—	—

End of year	$23,713	$23,713	$23,713

Goodwill impairment exists when a reporting unit’s carrying value of goodwill exceeds its fair value. The Company performed its annual impairment analysis of the goodwill at the Bank reporting unit as of October 31, 2013, and concluded that the carrying amount of the reporting unit did not exceed its fair value.

The following tables present information regarding the Company’s core deposit intangible.

	December 31
(in thousands)	2013	2012
Gross carrying amount	$1,640	$1,640
Accumulated amortization	(1,046)	(809)

Net carrying amount	$594	$831

Amortization expense follows:

	For the Year
(in thousands)	2013	2012	2011
Amortization expense	$237	$335	$465

Estimated future amortization expense is as follows:

For the Year	Amount
2014	$150
2015	149
2016	149
2017	146

$594

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 20—PARENT COMPANY ONLY

Following is condensed financial information of First Southern Bancorp, Inc. (parent company only).

Condensed Balance Sheets

	December 31
(in thousands)	2013	2012
Assets
Cash and cash equivalents	$53,303	$51,177
Investment in banking subsidiary	153,651	156,921
Other assets	370	370

Total assets	$207,324	$208,468

Liabilities and Stockholders’ Equity
Accounts payable and accrued expense	$881	$960
Subordinated debentures	9,279	9,279

	10,160	10,239
Stockholders’ equity	197,164	198,227

Total liabilities and stockholders’ equity	$207,324	$208,466

Condensed Statements of Operations

	For the Year
(in thousands)	2013	2012	2011
Net interest income (expense)	$(248)	$(102)	$(69)
Operating expense	1,857	2,169	6,806

Income (loss) before income taxes and equity in undistributed net income (loss) of subsidiary	(2,105)	(2,271)	(6,875)
Income tax benefit	—	—	—

Income (loss) before equity in undistributed net income (loss) of subsidiary	(2,105)	(2,271)	(6,875)
Equity in undistributed net income (loss) of banking subsidiary	3,042	(8,556)	2,977

Net income (loss)	$937	$(10,827)	$(3,898)

First Southern Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2013, 2012, and 2011

NOTE 20—PARENT COMPANY ONLY (Continued)

Condensed Statements of Cash Flows

	For the Year
(in thousands)	2013	2012	2011
Cash Flows From Operating Activities
Net income (loss)	$937	$(10,827)	$(3,898)
Adjustments to reconcile net income (loss) to net cash provided (used) for operating activities
Equity in undistributed net income (loss) of banking subsidiary	(3,042)	8,556	(2,977)
Net change in other assets	—	—	1
Net change in other liabilities	(79)	94	(1,074)
Stock-based compensation	394	(297)	4,410

Net cash provided by (used in) operating activities	(1,790)	(2,474)	360
Cash Flows From Investing Activities
Investment in subsidiary	—	—	(82,000)

Net cash used in investing activities	—	—	(82,000)
Cash Flows From Financing Activities
Proceeds from private placement escrow (Note 18)	4,000	—	—
Proceeds from issuance of common stock	—	—	494
Payment to repurchase common stock	(68)	(144)	(815)
Proceeds from issuance of preferred stock	—	—	39
Payment to repurchase preferred stock	(16)	(122)	(77)
Dividends paid	—	(149,703)	—

Net cash provided by (used in) financing activities	3,916	(149,969)	(359)

Net increase (decrease) in cash and cash equivalents	2,126	(152,443)	(85,897)
Cash and cash equivalents, beginning of year	51,177	203,620	289,517

Cash and cash equivalents, end of year	$53,303	$51,177	$203,620

NOTE 21—PENDING MERGER

On January 29, 2014, the Company and CenterState Banks, Inc. (CenterState) entered into a Definitive Merger Agreement (the Merger Agreement). Pursuant to the Merger Agreement, CenterState will acquire First Southern Bancorp, Inc. Upon completion of the holding company merger, the Bank will be merged with and into CenterState Bank of Florida, NA. The Company anticipates the Merger will close in the third quarter of 2014, subject to customary closing conditions, including regulatory approvals and approval of its stockholders and CenterState’s stockholders.

At the effective time of the Merger (the Effective Time), each share of the Company’s common stock, issued and outstanding immediately before the Effective Time will be converted into the right to receive 0.30 shares of CenterState’s common stock and $3.00 cash.